Exhibit I



                          CSW International Two, Inc.*
                               Statement of Income
                  For the Twelve Months Ended December 31, 1999
                                   (Unaudited)


                                                   (millions)
Operating Revenues
    Electric revenues                                $ 1,482
    Other diversified                                    224
                                                  -----------
                                                       1,706

Operating Expenses
    Cost of electric sales                               961
    General and administrative                           251
    Depreciation and amortization                        127
    Other diversified                                    173
                                                  -----------
                                                       1,512

Operating Income                                         194
                                                  -----------

Other Income and (Deductions)
    Investment Income                                     35
    Interest income                                        6
    Interest expense                                    (105)
                                                  -----------
                                                         (64)
                                                  -----------

Income Before Income Taxes                               130

Provision for Income Taxes                                16
                                                  -----------

Net Income                                             $ 114
                                                  ===========


* SEEBOARD plc is an indirect wholly owned subsidiary of CSW International Two, Inc.